                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [x] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                              Qualmark Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             OF QUALMARK CORPORATION
                             TO BE HELD MAY 26, 2005


To the Shareholders of QualMark Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of QualMark Corporation, a Colorado corporation (the "Company"), will be held on May 26, 2005 at 10:00 a.m. MST, at the Company's administrative offices, 4580 Florence Street, Denver, Colorado for the following purposes:

         1. To elect five (5) directors to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

         2.       To consider the approval of the 2005 stock option plan.

         3. To consider and vote upon a proposal to approve the appointment GHP Horwath, P.C as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.

         4. To transact any other business as may properly come before the Annual Meeting or any adjournment thereof.

The close of business on April 21, 2005 has been fixed as the record date for the determination of holders of QualMark Corporation voting stock entitled to notice of, and to vote at, the Annual Meeting, and only shareholders of record at such time will be so entitled to vote.

In order for the proposals listed above to be approved, each proposal must be approved by the affirmative vote of holders of a majority of shares, voting as a group, present in person or by proxy at the Annual Meeting.

Whether or not you expect to attend the Annual Meeting, holders of QualMark Corporation voting stock should complete, date, and sign the enclosed form of proxy card and mail it promptly in the enclosed envelope.

                                           By Order of the Board of Directors

                                           /s/ Charles D. Johnston

                                           Charles D. Johnston
                                           President and Chief Executive Officer
Date: April 28, 2005

PLEASE SIGN AND RETURN THE ENCLOSED FORM OF PROXY PROMPTLY WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                              QUALMARK CORPORATION
                              4580 FLORENCE STREET
                                DENVER, CO 80238


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 26, 2005


                             SOLICITATION OF PROXIES


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of QualMark Corporation, a Colorado corporation ("QualMark" or the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on May 26, 2005 at 10:00 a.m. MST at the Company's administrative offices, 4580 Florence Street, Denver, Colorado and at any and all adjournments of such meeting.

         If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting, the shares of common stock represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted FOR each of the proposals described herein. Abstentions (proxies not returned) and broker non-votes will be treated as shareholders absent from the Annual Meeting. The proxies will be tabulated and votes counted by ComputerShare Investor Services, Inc. It is anticipated that this Proxy Statement and the accompanying Proxy Card will be mailed to the Company's shareholders on or about April 28, 2005.

         SHAREHOLDERS WHO EXECUTE PROXIES FOR THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AT ANY TIME PRIOR TO THEIR EXERCISE BY DELIVERING WRITTEN NOTICE OF REVOCATION TO THE COMPANY, BY DELIVERING A DULY EXECUTED PROXY CARD BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

         The costs of the meeting, including the costs of preparing and mailing the Proxy Statement and Proxy, will be borne by the Company. Additionally, the Company may use the services of its directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers, and others who hold shares of common stock of the Company in nominee names to distribute proxy soliciting materials to beneficial owners, and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

                            OUTSTANDING CAPITAL STOCK

         The record date for shareholders entitled to vote at the Annual Meeting is April 21, 2005. At the close of business on that day, there were 4,133,348 shares of no par value common stock (the "Common Stock") of the Company outstanding. The Company has also issued 727,388 shares of convertible preferred stock (the "Preferred Stock") that were outstanding as of the record date, which includes paid in kind dividends.

                                QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum for each matter voted upon at the Annual Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date. A holder of preferred stock is entitled to one vote, in person or by proxy, for each share of common stock into which its preferred stock is convertible on the record date. Abstentions and broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

                        ACTION TO BE TAKEN AT THE MEETING

         The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (i) FOR the election of each of the five (5) nominees named herein for the office of director of the Company, (ii) FOR the approval of the 2005 stock option plan, (iii) FOR the selection of GHP Horwath, P.C., independent registered public accounting firm, as the auditors of the Company for the fiscal year ending December 31, 2005, (iv) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any adjournment thereof.

         Where shareholders appropriately specify how their proxies are to be voted, they will be voted accordingly. If any other matter of business is properly brought before the meeting or any adjournment thereof, the proxy holders may vote the proxies at their discretion on such matters. The directors do not know of any such other matter or business that may come before the meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock and Preferred Stock as of April 21, 2005, by each person known by the Company to own beneficially more than five percent (5%) of the outstanding stock of the Company, on an as-converted to Common Stock basis, certain executive officers, each director and director nominee of the Company, and all directors and executive officers as a group. The Company believes that each of such persons has the sole voting and dispositive power over the shares held by him except as otherwise indicated in the footnotes and subject to applicable community property laws. The shares presented in this table are reported on an as-converted to Common Stock basis and assume the conversion of any payment-in-kind dividend payable on the Preferred Stock as of April 21, 2005.

                 NAME AND ADDRESS                AMOUNT AND NATURE OF
                OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP      PERCENT OF CLASS
James L.D. Roser                                     4,440,168(1)               47.2%
4580 Florence Street
Denver, CO 80238

The Roser Partnership III, SBIC, LP                  4,232,233(2)               45.0%
1105 Spruce Street
Boulder, CO 80302

The Roser Partnership II, LTD                          172,635(3)                1.8%
1105 Spruce Street
Boulder, CO 80302

Charles D. Johnston                                    189,000(4)                2.0%
4580 Florence Street
Denver, CO 80238

William Sanko                                           91,000(5)                  *
4580 Florence Street
Denver, CO 80238

Gerald Laber                                            10,000(6)                  *
4580 Florence Street
Denver, CO 80238
Alan T. Valenti                                         24,000(7)                  *
4580 Florence Street
Denver, CO 80238

Gregory Leger                                           19,980(8)                  *
4580 Florence Street
Denver, CO 80238

                 NAME AND ADDRESS                AMOUNT AND NATURE OF
                OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP      PERCENT OF CLASS
Anthony A. Scalese                                    14,224(9)                    *
4580 Florence Street
Denver, CO 80238

Alan Perkins                                          17,160(10)                   *
4580 Florence Street
Denver, CO 80238

Partners for Growth                                  602,410(11)                 6.4%
San Francisco, CA 94105

All Directors and Executive                        4,805,532(12)                51.1%
Officers as a group (8 persons)

-----------

* Less than one percent.

(1) Includes 2,300 shares of Common Stock and options to purchase 33,000 shares of Common Stock, which are currently exercisable or become exercisable within 60 days, directly owned by James Roser, 172,635 shares of Common Stock owned by The Roser Partnership II Ltd., and 417,153 of warrants, beneficially owned by The Roser Partnership III, SBIC, LP, 726,117 shares of Convertible Series B Preferred Stock (convertible into 1,693,223 shares of Common Stock) beneficially owned by The Roser Partnership III, SBIC, LP and 1,272 shares of Convertible Series C Preferred Stock (convertible into 2,121,857 shares of Common Stock) beneficially owned by The Roser Partnership III, SBIC,LP. Mr. Roser co-manages The Roser Partnership II Ltd. and III, SBIC, LP investment funds, which are shareholders of the Company.

(2) Includes warrants to purchase 417,153 shares of the Common Stock which are currently exercisable or become exercisable within 60 days and 726,117 shares of Series B Preferred Stock (convertible into 1,693,223 shares of Common Stock) and 1,272 shares of Series C Preferred Stock (convertible into 2,121,857 shares of Common Stock).

(3) Includes 172,635 shares of Common Stock.

(4) Includes options to purchase 188,000 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days, and 1,000 shares of Common Stock.

(5) Includes options to purchase 88,000 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days, and 3,000 shares of Common Stock.

(6) Includes options to purchase 10,000 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days.

(7) Includes options to purchase 24,000 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days.

(8) Includes options to purchase 13,980 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days, and 6,000 shares of Common Stock.

(9) Includes options to purchase 14,224 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days.

(10) Includes options to purchase 17,160 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days.

(11) Includes 602,410 shares of (as-converted) Common Stock from a $1,000,000 convertible debt instrument.

(12) Includes options to purchase 388,364 shares and warrants to purchase 417,153 shares of the Common Stock which are currently exercisable or become exercisable within 60 days, and includes 184,935 shares of Common Stock and 727,388 shares of Preferred Stock, convertible into 3,815,080 shares of Common Stock.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than ten percent (10%) of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Except as stated below in this paragraph, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2004 and Form 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 2004, to the best of the Company's knowledge, the Company's directors, officers and holders of more than ten percent (10%) of its Common Stock complied with all Section 16(a) filing requirements except for the following:

                  None.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

         Pursuant to the Bylaws, the authorized number of directors of the Company is at least one and not more than seven. Five directors are to be elected at the Annual Meeting. Each nominee will be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. Proxy holders will not be able to vote the proxies held by them for more than five persons. If a quorum is present, the five nominees having the highest number of votes cast in favor of their election will be elected. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF ITS NOMINEES FOR THE BOARD OF DIRECTORS.

         The Board of Directors' nominees for the office of director are as follows:

NAME                               AGE          YEAR FIRST BECAME A DIRECTOR
----                               ---          ----------------------------
Charles D. Johnston(C)(G)(N)       62                      2000

James L.D. Roser(G)(N)             77                      1999

William Sanko(A)(C)(G)(N)          65                      1997

Alan T. Valenti(A)(C)(G)(N)        51                      2002

Gerald Laber(A)(G)(N)              61                      2004

----------
(A) Member of the Audit Committee.

(C) Member of the Compensation Committee.

(G) Member of the Corporate Governance Committee.

(N) Member of the Nominating Committee.

         Charles D. Johnston. Mr. Johnston has served as a director of the Company since August 2000, as well as the Company's President and Chief Executive Officer. Mr. Johnston brings to the Company nearly 30 years of senior management, operations, sales and marketing experience with Philips Electronics and Texas Instruments. From 1992 to July 2000, he was president and CEO of Philips Laser Magnetic Storage, a 250-person, multi-location manufacturer of optical disk drives and tape drives. Between 1976 and 1992, Mr. Johnston held positions of increasing responsibility with several Philips divisions, culminating in a senior vice presidency and general managership of Airpax Corporation.

         James L.D. Roser. Mr. Roser has been a director of the Company since December 1999. He received a bachelor's degree in economics from Bucknell University and an MBA from Harvard University. His early career was in investment banking and portfolio management in New York City from 1952 to 1973. He was a member of the investment-banking department at Smith, Barney & Co. from 1952 to 1962. In 1962 he transferred to Brown Brothers Harriman where he managed private funds. From

1967 to 1973 he was the partner in charge of the investment management department of Cyrus J. Lawrence & Co. Mr. Roser has lived in Boulder, Colorado since 1978, where he has actively participated in small business investments. In 1993 Mr. Roser co-founded the Roser Partnership II and became an early investor in QualMark Corporation through this fund in 1994.


         William Sanko. Mr. Sanko has been a director of the Company since October 1997. From 1984 to 1996, Mr. Sanko was President and CEO of XEL Communications, Inc., a manufacturer of voice and data products used by telephone companies to provide private line services to businesses. In 1995, XEL was purchased by Gilbert Associates, Inc., now Salient 3 Communications, Inc. Mr. Sanko holds a BS degree in Electrical Engineering from Gannon University and an MBA from the University of Connecticut.

         Alan T. Valenti. Currently, Mr. Valenti is the Corporate Controller of VSMPO-Tirus US, Inc., the United States subsidiary of VSMPO, the world's largest producer of titanium. From May 2003 to July 2004 he was an independent financial consultant. Mr. Valenti was Chief Financial Officer of Roser Ventures LLC, Boulder, Colorado from March 1999 through May 2003. From October 1997 through December 1998, Mr. Valenti was Vice President Finance of Gallagher Enterprises LLC, a Denver based private equity firm. From May 1991 through October 1997 Mr. Valenti served as Corporate Controller for Applied Industrial Materials Corporation and Titanium Metals Corporation, both located in Denver, Colorado. Mr. Valenti also spent 10 years in public accounting. Mr. Valenti is a CPA and a member of the American Institute of Certified Public Accountants. He holds an MBA from Rutgers University and a BS in Accounting from St. John's University.

         Gerald Laber. Mr. Laber spent 33 years with Arthur Andersen, LLP, including over 20 years as an audit partner with extensive experience in auditing public companies and dealing with financial statement disclosure and accounting matters. Mr. Laber is an active member of several Boards of Directors of publicly traded companies, including; SpectraLink (Nasdaq: SLNK), located in Boulder, Colorado; Healthetech, Inc. (OTC pink sheets: HETC), located in Golden, Colorado; Centennial Specialty Foods (Nasdaq: CHLE), located in Englewood, Colorado; Applied Films, located in Longmont, Colorado, and Scott's Liquid Gold, Inc. (OTCBB: SLGD.OB) located in Denver, Colorado. Mr. Laber is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. Mr. Laber is a CPA and holds a BS in Business Administration, with a major in accounting, from the University of South Dakota.

                               BOARD OF DIRECTORS

         The current members of the Board of Directors are: Charles D. Johnston, James L.D. Roser, William Sanko, Alan Valenti, and Gerald Laber. Information concerning the members of the Board is provided above under the Section entitled "Election of Directors."

         During the fiscal year ended December 31, 2004, there were seven meetings of the Board of Directors. All directors attended at least 75% of the meetings of the Board and committees of the Board on which they were members.

         There is no family relationship between any current or prospective director of the Company and any other current or prospective executive officer of the Company. Except as disclosed above in the Section entitled "Election of Directors," none of the directors hold directorships on other Boards of Directors of other companies required to report under the Securities Exchange Act of 1934.

None of the directors have been involved in any legal proceedings during the past five years that are material to an evaluation of his ability or integrity.


DIRECTOR COMPENSATION

         Directors of the Company who are not also employees of the Company are reimbursed for all out-of-pocket expenses incurred in attending each meeting or committee meeting of the Board of Directors. In consideration of their service as directors, each non-employee director, is compensated $1,500 for each meeting physically attended, and $500 if attended via telephone. During 2004 the following cash compensation was issued:


                    William Sanko                   $11,250
                    Alan Valenti                    $10,000
                    James Roser                     $ 3,500
                    Gerald Laber                    $ 1,500

Also, each non-employee director has been granted stock options to purchase shares of Common Stock under the 1996 Stock Option Plan. In April 2004, directors James Roser, William Sanko, Alan Valenti and Charles Johnston were each granted stock options to purchase 7,000 shares of Common Stock at $1.40 per share which are immediately exercisable. In July 2004, Mr. Laber was granted stock options to purchase 10,000 shares of Common Stock at $1.35 per share which are immediately exercisable. The exercise price of all such options were equal to the fair market value of the Common Stock on the date of grant. All director options have a term not to exceed ten-years from their grant date.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has an Audit Committee, a Compensation Committee, a Corporate Governance Committee, and a Nominating Committee.

Audit Committee:

         The Audit Committee is responsible for (i) reviewing the scope of, and the fees for, the annual audit, (ii) reviewing with the independent registered public accounting firm the corporate accounting practices and policies, (iii) reviewing with the independent registered public accounting firm their final report, and (iv) being available to the independent registered public accounting firm during the year for consultation purposes. The members of the Audit Committee are Gerald Laber, Alan Valenti, and William Sanko, who are independent directors as defined by NASD Rule 4200(a)(14). The Audit Committee met six times in the fiscal year ended December 31, 2004.

Compensation Committee:

         The Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The members of the Compensation Committee are William Sanko, Alan Valenti, and Charles Johnston. The Compensation Committee met one time in the fiscal year ended

December 31, 2004. All directors attended at least 75% of the meetings held by committees of the Board on which each director served.

Ad Hoc Corporate Governance Committee:

         The current members of the Corporate Governance Committee are William Sanko, Alan Valenti, James Roser, Gerald Laber and Charles Johnston. We have been reviewing our corporate governance policies and practices. This includes comparing our current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, we expect to adopt any changes that the Board of Directors believes are the best corporate governance policies and practices for the Company. We will adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 (the "Act") and any rule changes made by the Securities and Exchange Commission.

Nominating Committee:

         The current members of the Nominating Committee are William Sanko, Alan Valenti, James Roser, Gerald Laber and Charles Johnston. The Committee does not have a formal, written charter. The principal functions of this Committee are; (i.) assisting the Board of Directors in identifying, evaluating and nominating candidates to serve as members of the Board of Directors, (ii.) recommending director nominees for the next annual meeting of stockholders to the Board of Directors, and (iii.) reviewing and making recommendations to the Board of Directors regarding the composition and operations of the Board and its committees. The Nominating Committee will generally identify nominees based upon suggestions by other Board members, management members, and/or stockholders, and evaluate those persons on its own. The Company's Board member selection criteria generally include integrity, a high level of education and/or business experience, broad-based business acumen, an understanding of the Company's business and industry, strategic thinking and a willingness to share their ideas, network of contacts and diversity of experience, expertise and background. The Committee will use these and other criteria to evaluate potential nominees. The Committee generally considers re-nomination of incumbent directors provided they continue to meet the qualification criteria. The Committee does not evaluate proposed nominees differently depending upon who has made the proposal. To date, the Company has not paid a third-party fee to assist in this process. The Nominating Committee will consider, and make recommendations to the Board of Directors regarding any stockholder recommendations for candidates to serve on the Board of Directors. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of those proposals. The Committee will review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a candidate for committee consideration, the stockholder should send the name of the recommended candidate for director, together with pertinent biographical information, a document indicating the candidate's willingness to serve if elected, and evidence of the nominating stockholder's ownership of the Company's Common Stock to the attention of QualMark Corporation, Attn. Anthony Scalese, Secretary, 4580 Florence Street, Denver, Colorado 80238 at least six months before the next annual meeting to assure time for meaningful consideration by the Committee. For additional nominating requirements, please see "Shareholder Proposals" below. To date, no candidates have been submitted by any stockholders for the upcoming annual meeting.

SECURITY HOLDER COMMUNICATION WITH BOARD MEMBERS

         Any holder of our securities may contact the Board of Directors or a specified individual director by writing to the attention of the Board of Directors or a specified individual director and sending such communication to our investor relations department at our executive offices as identified in this proxy statement. Each communication from a security holder should include the following information in order to permit security holder status to be confirmed and to provide an address to forward a response if deemed appropriate:

         o the name, mailing address and telephone number of the security holder sending the communication;

         o the number and type of our securities owned by such security holder, and

         o if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.

         Our investor relations department will forward all appropriate communications to the Board of Directors or individual members of the Board of Directors as specified in the communication. Our investor relations department may (but is not required to) review all correspondence addressed to the Board of Directors, or any individual member of the Board of Directors, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute involving the purchase of goods or services from the company or any of its operating units. Our policies regarding the handling of security holder communications were approved by a majority of our independent directors.

AUDIT COMMITTEE REPORT

         The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors, Gerald Laber, Alan Valenti and William Sanko.

         On July 30, 2002, the Sarbanes-Oxley Act of 2002 (the "Act") was signed into law. At various Audit Committee meetings thereafter, the committee met with representatives of management, legal counsel, and our independent auditors. During those meetings, we furthered our understanding of the provisions of the Act, and will continue to consult with the experts to ensure the Company is compliant with the Act.

         Our Board of Directors has determined that for year ended December 31, 2004, Gerald Laber, Chairman of the Audit Committee, was an Audit Committee financial expert as defined by Item 401(e) of Regulation S-B of the Exchange Act and is independent, as that term is used in Item 7(d)(e)(iv) of Schedule 14A under the Exchange Act.

         The Audit Committee oversees the Company's financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements. Since the effective date of the Act, the Audit Committee has become responsible for the appointment, compensation and oversight of the work of the Company's independent registered public accounting firm. The Board has adopted a written Charter of the Audit Committee, which was attached as an appendix to the 2002 proxy statement. The Board intends to amend its Audit Committee Charter, if necessary, to comply with any final rules or regulations promulgated by the SEC in response to the mandates of the Act.

         Pursuant to our Audit Committee Charter, before the independent registered public accounting firm is engaged by us to render audit or non-audit services, the engagement is approved by our audit committee.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors' independence from management and the Company including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board, Standard No. 1.

         The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their audit. The committee meets with the independent registered public accounting firm to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The committee met four times in the fiscal year ended December 31, 2004.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

AUDIT FEES

         Audit fees and related expenses billed by GHP Horwath, P.C. for the fiscal years ended December 31, 2004 and 2003 were $45,070 and $40,715 respectively. Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements, such as audit and review services as well as consent and review of documents filed with the Commission.

AUDIT-RELATED FEES

         Audit-related fees and expenses billed by GHP Horwath, P.C. for the fiscal year ended December 31, 2004 were $27,796. There were no audit-related fees and expenses billed by GHP Horwath, P.C. for the fiscal year ended December 31, 2003. Audit-related fees and expenses included fees related to the audit of ACG Dynamics, Inc, which was acquired by the Company in November 2004.

TAX FEES

         Tax fees and related expenses expected to be billed by GHP Horwath, P.C. for the fiscal years ended December 31, 2004 and 2003 were $8,000 and $6,000, respectively. These fees were for tax return preparation.

ALL OTHER FEES

         There were no fees billed or other services performed by GHP Horwath, P.C., for either of the fiscal years ended December 31, 2004 or 2003.

         The Audit Committee has determined that the provision of services covered by the two preceding paragraphs is compatible with maintaining the principal accountant's independence for the Company.

         Submitted by the Audit Committee.

         Gerald Laber, Audit Committee Chairman
         William Sanko, Audit Committee Member
         Alan Valenti, Audit Committee Member

                               EXECUTIVE OFFICERS

         The following persons are the executive officers of the Company:

NAME                                 POSITION
----                                 --------
Charles D. Johnston                  President and Chief Executive Officer

Alan Perkins                         Vice President of Sales and Marketing

Gregory S. Leger                     Vice President of Technical Services

Anthony A. Scalese                   Chief Financial Officer

          Information concerning the business experience of Mr. Johnston is provided under the section entitled "Proposal I - Election of Directors."

         Alan Perkins 45. Mr. Perkins joined the Company as Vice President of Sales and Marketing in August 2003. Mr. Perkins is a seasoned and successful business executive. His career background has included start-up entrepreneurship, sales management and business development and marketing, as well as operations both in international and domestic markets. He has served organizations providing solutions for Mobile Supply Chain Logistics, Enterprise Software, and the Content Delivery Management verticals. Mr. Perkins holds an MBA from Loyola University in Baltimore Maryland and a. B.S. in Engineering from Texas A&M University.

         Gregory S. Leger 43. Mr. Leger joined the Company as Vice President of Technical Services in October 2001. Mr. Leger brings 10 years of senior management experience within the electronic and mechanical industrial markets. From 1995 to 2001 Mr. Leger was the sustaining engineering manager for Plasmon Laser Magnetic Storage, formerly Philips LMS. Mr. Leger has a B.S. degree in Mechanical Engineering from Rensselaer Polytechnic Institute and a MS degree from University of New Mexico in Mechanical Engineering.

         Anthony A. Scalese, 31. Anthony Scalese joined the Company in February 2000 as Corporate Controller, to oversee all accounting, finance and administrative functions. In May of 2001, Mr. Scalese was appointed Vice President of Finance and Administration and Secretary of the Company, and subsequently on March 24, 2003 appointed Chief Financial Officer. Mr. Scalese has held various financial management positions over the past ten years in both corporate and public accounting, for companies such as Coca-Cola Enterprises and Foundation Health Systems. Mr. Scalese is an active CPA and holds a B.S. degree in Accounting from Colorado State University.

          All executive officers are appointed by the Board of Directors and serve at the Board's discretion.

                             EXECUTIVE COMPENSATION

          The following table sets forth the compensation paid for the fiscal years ended December 31, 2004, 2003, and 2002 to the executive officers of the Company who were paid more than $100,000 in salary and bonus during the year ended December 31, 2004 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                Annual Compensation                Long-Term
                                                                  Compensation
                                                                     Awards
                                                          Restricted
                                                            Stock        Options/       All Other
Name and                              Salary     Bonus      Awards         SARs        Compensation
Principal Position            Year     ($)        ($)         ($)           (#)            ($)
------------------            ----   -------    ------    ----------     --------     - ------------
Charles D. Johnston,          2004   231,000    55,000        --           7,000        41,500(1)/(2)
President and Chief           2003   220,000        --        --          17,000        15,000(1)
Executive Officer             2002   210,000    25,000        --           7,000        15,000(1)


Alan Perkins,                 2004   125,000    32,000        --          27,000       $40,000(3)
Vice President of             2003   120,000        --        --          25,000            --
Sales and Marketing           2002        --        --        --              --            --


Gregory S. Leger,             2004   115,000    29,000        --          16,000       $ 6,800(2)
Vice President of             2003   112,000        --        --           2,000            --
Technical Services            2002   110,000     7,500        --           2,000            --


Anthony A. Scalese,           2004   110,000    30,000        --          14,000        19,200(2)/(4)
Chief Financial Officer       2003   105,000        --        --           2,000        11,600(4)
                              2002    95,000    15,000        --           2,000            --

(1)      Automobile allowance.

(2)      Retention incentive related compensation.

(3)      Sales incentive related compensation.

(4)      Education related reimbursement

         The following table presents information concerning individual grants of options to purchase Common Stock of the Company made during the fiscal year ended December 31, 2004 to each of the Named Executive Officers.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                  Number of
                                  Securities         Percent of Total
                                  Underlying            Options/SARs           Exercise or
                                 Options/SARs       Granted to Employees       Base Price
Name                             Granted (#)           in Fiscal Year            ($/Sh.)         Expiration Date
----                             ------------       --------------------       ----------        ---------------
Charles D. Johnston                   7,000(1)             4.5%                   $1.40              04/15/14

Alan Perkins                         27,000(2)            17.4%                   $1.40              04/15/11

Gregory S. Leger                      2,000(2)             1.3%                   $1.40              04/15/11

Gregory S. Leger                     14,000(3)             9.0%                   $1.40              07/16/11

Anthony A. Scalese                    2,000(2)             1.3%                   $1.40              04/15/11

Anthony A. Scalese                   12,000(3)             7.7%                   $1.40              07/16/11


(1) Options are immediately exercisable.

(2) Options are exercisable at a rate of 33% per year beginning April 15, 2005.

(3) Options are exercisable at a rate of 33% per year beginning July 16, 2005.

-----------

         The following table sets forth the stock options exercised by each of the Named Executive Officers and the year-end value of unexercised options to purchase Common Stock of the Company for each of the Named Executive Officers.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR END OPTION/SAR VALUES

                            Shares                          Number of Securities            Value of Unexercised
                         Acquired on       Value           Underlying Unexercised        In-the-Money Options/SARs
                         Exercise (#)  Realized ($)      Options/SARs at FY-End (#)             at FY-End ($)(1)
                         ------------  ------------     ---------------------------    ---------------------------
          Name                                          Exercisable   Unexercisable    Exercisable   Unexercisable
          ----                                          -----------   -------------    -----------   -------------
Charles D. Johnston           --              --           88,000         100,000         $75,600            --

Alan Perkins                  --             --             8,250          43,750         $ 8,600       $32,400

Gregory S. Leger              --             --            11,980          18,020         $ 8,500       $10,900

Anthony A. Scalese            --             --             2,272          25,748         $ 1,400       $17,400

 (1) Based upon the difference between the fair market value of the Common Stock on December 31, 2004 and the exercise price. The fair market value of the Common Stock on December 31, 2004, measured as the mean of the closing bid and asked prices of the Common Stock on such date, was $1.95 per share.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

         In July 2000 the Company entered into an employment agreement with Charles D. Johnston, Chief Executive Officer and President of the Company. Mr. Johnston was paid a salary under the agreement of $190,000 per year, with an additional $500 per month for an automobile allowance. The agreement has no fixed term and may be terminated by either party at any time. If termination is by the Company and is for any reason other than cause, or if Mr. Johnston resigns subsequent to a material reduction in his compensation or a material change in his duties, the agreement provides for a severance payment equal to twelve months' salary. The agreement provides that Mr. Johnston will not engage in activities competitive with the Company during his employment and for a period of two years after his employment with the Company terminates, whether voluntarily or involuntarily. Per the agreement, the Company granted to Mr. Johnston a non-statutory stock option to purchase up to 100,000 shares of Common Stock, at an exercise price of $2.75 per share. The option vested on a monthly basis over a three-year period beginning on the date of the agreement, and expires seven years from such date. In the event of the sale or merger of the Company, all shares subject to such option will become fully exercisable.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - NONE

                   PROPOSAL 2 - APPROVAL OF STOCK OPTION PLAN

         On April 15, 2005, the Board adopted, subject to shareholder approval, the QualMark Corporation 2005 Stock Option Plan (the "Plan"). The number of shares of Common Stock available for issuance under the Plan is 300,000, subject to adjustment for dividends, stock splits or other changes in the Company's capitalization. The Plan, as proposed, is attached herewith, to this Proxy Statement.

         The Board believes that the Plan is a material benefit to the Company by assisting the Company and its subsidiaries to attract, retain and motivate directors, consultants and key employees of proven ability. In order to provide incentives to these individuals and more closely align their interests with those of the shareholders, the Board believes that an equity plan such as the Plan is necessary and in the best interests of the Company and its shareholders.

         The Company is seeking shareholder approval of the Plan in order to comply with the requirements of the Plan.

    THE BOARD UNANIMOUSLY RECOMMENDS THE VOTE FOR THE 2005 STOCK OPTION PLAN.

         The Plan will be approved upon the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting. Unless otherwise specified, proxies solicited by the Board will be voted FOR the proposed Plan. The following summary of the Plan is qualified in its entirety by express reference to the text of the Plan, included herewith.

EFFECTIVE DATE; DURATION

         The Plan will become effective upon approval by the shareholders of the Company, as submitted on May 26, 2005. The expiration date of the Plan, after which no further awards may be granted, is April 15, 2015. The proposed Plan will become effective upon approval by the requisite number of shareholders of the Company.

ELIGIBILITY

         Key employees, directors and consultants of the Company and its subsidiaries are eligible to receive discretionary stock-based awards under the Plan. Options to purchase Common Stock ("Options") may be granted to all eligible individuals. Options granted to employees (or directors who are also employees) of the Company or a participating subsidiary may be qualified as "incentive stock options" within the meaning of Section 422 of the Code ("ISOs"). All eligible employees, directors or consultants may be granted Options which are not so qualified ("NQSOs"). As of April 21, 2005, approximately 46 employees, and five directors were eligible to participate in the Plan. The benefits or amounts to be allocated to eligible persons under the Plan is not determinable, nor are the benefits or amounts which would have been received or allocated to any person if the plan had been in effect for the last completed fiscal year.

ADMINISTRATION

         The Board is responsible for administering the Plan and may delegate administration of the Plan to a committee of at least two non-employee directors appointed by the Board (the entity administering the Plan is hereafter referred to as the "Committee"). The Board or Committee, in its sole discretion, determines eligibility under the Plan and the number and exercise price of the stock-based awards to be granted, and may reprice and accelerate vesting schedules with respect to outstanding Options. In addition, the Committee has full authority to make all interpretations under the Plan, subject to the terms of the Plan, and to make all other determinations with respect to the administration of the Plan, which determinations are binding on all Plan participants.


EXERCISE PRICE

         The Plan provides that the Committee shall determine the exercise price of Options granted under the Plan. The exercise price for NSO's, however, may not be less than 85% of the fair market value of the Common Stock on the date of grant. The exercise price of ISO's may no be less than the fair market value of the Common Stock on the date of grant. However, ISO's which are granted to an employee who owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company shall have an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant and shall not be exercisable after five years after the date of grant. The exercise price must be paid in cash, unless the Committee, in its sole discretion, permits a participant to surrender previously owned shares to the Company or to accept a promissory note or such other form of consideration as the Committee deems appropriate.

EXERCISE

         The Committee determines the terms and conditions of each Option, which are contained in written agreements between the Company and the participant, including the vesting schedules and expiration dates of the Options. The duration of each Option will not exceed ten years from the date of grant (or five years for ISO's granted to holders of more than 10% of the Company's Common Stock). The Committee may accelerate the vesting of any Options upon written notice to the participant.

SHARES SUBJECT TO THE PLAN

         The total number of shares of Common Stock reserved for issuance under the Plan is currently 300,000 shares. The aggregate value of stock as to ISO's granted to a participant which may first be exercisable in a calendar year may not exceed $100,000.

CAPITAL CHANGES OF THE COMPANY

         In the event of any change in the outstanding shares of Common Stock or capital structure of the Company resulting from any reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other similar corporate change, or a change in the law or any other event which interferes with the intended operation of the Plan, the Committee will make such substitution or adjustment, if any, as to (i) the number of shares of Common Stock reserved for issuance pursuant to the Plan, and the exercise price of such shares, and (ii) the aggregate number of shares of Common Stock available for issuance under the Plan in the future.

CORPORATE TRANSACTIONS

         In the event (i) the Company is merged with another corporation or entity and the Company is not the surviving corporation; (ii) all or substantially all of the assets of the Company are acquired by another person, or (iii) shares representing more than 50% of the total combined voting power of the Company are transferred to a person in one or more related transactions, then all Options, to the extent not previously exercised, will terminate upon consummation of such a transaction. The Committee may, in its sole discretion, with notice accelerate the vesting of all or any portion of any unexercised Options so that such Options become exercisable on the day before the consummation of such transactions.


EFFECT OF TERMINATION OF EMPLOYMENT

         If a participant's employment is terminated other than for reason of death or disability, any Options then exercisable shall remain exercisable after termination for a period of three months. If a participant's employment is terminated due to death or disability, any Options to the extent then exercisable shall remain exercisable for a period of twelve months after termination. In neither case, however, shall the Options remain exercisable for a period later than the specified expiration date.

MARKET VALUE

         The market value of the Common Stock as quoted on the OTCBB on April 21, 2005 was $3.05 per share.

AMENDMENT AND TERMINATION

         The Board may at any time alter, amend, suspend or terminate the Plan prior to the termination date of the Plan, including to make any modifications or amendments as it shall deem advisable to ensure compliance of ISO's under the Code; provided, however that no such action shall adversely affect the rights and obligations of Options outstanding under the Plan. In addition, no such action shall, without the approval of the shareholders of the Company,
(i) increase the maximum number of shares of Common

Stock reserved for issuance under the Plan (unless necessary to reflect changes in the Company's capital structure), or (ii) materially modify the requirements as to eligibility for participation in the Plan.

FEDERAL TAX CONSEQUENCES

         INCENTIVE STOCK OPTIONS. A participant will not realize taxable income upon the grant of an ISO which qualifies under Section 422 of the Code under the Plan. In addition, a participant will not realize taxable income upon the exercise of an incentive stock option if the participant holds the shares acquired until at least one year after exercise and, if later, until two years after the date of grant of option. The amount by which the fair market value of the shares exceeds the option price at the time of exercise generally is an item of tax preference for purposes of the alternative minimum tax. If a participant acquires stock through the exercise of an incentive stock option under the Plan and subsequently sells the stock after holding the stock for the period described above, the gain, which is the difference between the sale price of the stock and the option exercise price, will be taxed as capital gain. The gain will not be treated as ordinary income except when the holding period requirements discussed above are not satisfied.

         An ISO does not entitle the Company to an income tax deduction except to the extent that a participant realizes ordinary income therefrom.

         NONSTATUTORY OPTIONS. A participant generally will not realize taxable income upon the grant of a NSO. When a participant exercises a NSO, the participant will realize taxable ordinary income at that time equal to the difference between the option price and the fair market value of the stock on the date of exercise. A participant will generally have a basis in stock acquired through the exercise of a NSO under the Plan equal to the fair market value of the stock on the date of exercise. If the participant subsequently sells the stock, the gain which is the difference between the sale price and the basis will be taxed as capital gain.

         The Company will be allowed to take as a deduction any ordinary income realized by a participant upon exercise of a NSO at the time it is realized by the participant.

         Participants in the Plan should consult their own tax advisors to determine the specific tax consequences of the Plan for them.



                      PROPOSAL 3 - APPOINTMENT OF AUDITORS

         The Board of Directors has appointed the firm of GHP Horwath, P.C., independent registered public accounting firm, as the auditors of the Company for the fiscal year ending December 31, 2005, subject to the approval of such appointment by shareholders at the Annual Meeting. GHP Horwath, P.C has audited the Company's financial statements since the Company's 2002 fiscal year.

         The ratification of the appointment of GHP Horwath, P.C will be determined by the vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting.

         If the foregoing appointment of GHP Horwath, P.C is not ratified by shareholders, the Board of Directors will appoint another independent registered public accounting firm, who will perform the 2005 audit, and whose appointment for any period subsequent to the 2004 Annual Meeting of Shareholders will be subject to the approval of shareholders at the following 2005 Annual Meeting. A representative of GHP Horwath, P.C. is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he so desire and to respond to appropriate questions.

   THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT
                        OF THE FIRM OF GHP HORWATH, P.C.



                              SHAREHOLDER PROPOSALS

         Any proposals from shareholders to be presented for consideration for inclusion in the proxy material in connection with the 2006 annual meeting of shareholders of the Company must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the Company's principal executive offices no later than the close of business on December 14, 2005.

         Under the rules promulgated by the Securities and Exchange Commission, stockholder proposals not included in the Company's proxy materials for its 2006 Annual Meeting of Stockholders in accordance with Rule 14a-8 of the Exchange Act of 1934, as amended, will be considered untimely if notice thereof is received by the Company after April 15, 2006. Management will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not included in the Company's proxy materials for the 2006 Annual Meeting of Stockholders unless the Company receives notice thereof by April 15, 2006 and the conditions set forth in Rule 14a-4(c)(2)(i) - (iii) under the Exchange Act of 1934 are met.

                                  OTHER MATTERS

         All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than five percent (5%) of the Stock of the Company, on an as-converted to Common Stock basis, is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

         The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 2004, which includes financial statements and accompanies this Proxy Statement, does not form any part of the material for the solicitation of proxies.

         THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 TO ANY SHAREHOLDER (INCLUDING ANY BENEFICIAL OWNER) UPON WRITTEN REQUEST TO ANTHONY A. SCALESE, CFO, 4580 FLORENCE STREET, DENVER, COLORADO 80238.

                           QUALMARK CORPORATION PROXY

               SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
                 MEETING OF SHAREHOLDERS TO BE HELD MAY 26, 2005

The undersigned hereby constitutes, appoints, and authorizes Charles D. Johnston and Anthony A. Scalese, as the true and lawful attorney and Proxy of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned's shares of the voting stock of QualMark Corporation, a Colorado corporation, at the Annual Meeting of the Shareholders to be held May 26, 2005, at the Company's administrative offices, 4580 Florence Street, Denver, Colorado, at 10:00 a.m. MST, and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting dated April 28, 2005, receipt of which is hereby acknowledged.

1. Approval of the election of each of the five nominees named herein for the office of director to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

     [ ]  For all nominees listed below                [ ] WITHHOLD AUTHORITY
         (except as marked to the contrary below)          to vote for all listed below


     (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

             Charles D. Johnston, James L.D. Roser, William Sanko,
                         Gerald Laber and Alan Valenti

2.   Approval of the 2005 stock option plan.

                            [ ] FOR       [ ] AGAINST

3. Approval of the appointment of GHP Horwath, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.

                            [ ] FOR       [ ] AGAINST

4. The Proxy is authorized to vote upon any other business as may properly come before the Annual Meeting or any adjournments thereof.


The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorney and Proxy may lawfully do by virtue hereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

DATED:                         , 2005
       ------------------------

                                                  -----------------------------
                                                  Signature(s) of Shareholder(s)


                                                  -----------------------------
                                                  Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF QUALMARK
                                  CORPORATION
     PLEASE SIGN AND RETURN THIS PROXY USING THE ENCLOSED PRE-PAID ENVELOPE.
THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND
                                  THE MEETING.